EXHIBIT 23

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statement Nos. 33-44581, 33-44582 and 33-45491 of Public Service Enterprise Group Incorporated on Form S-8 and Registration Statement Nos. 33-49123 and 333-79101 of Public Service Enterprise Group Incorporated on Form S-3 of our report dated February 11, 2000, appearing in this Annual Report on Form 10-K of Public Service Enterprise Group Incorporated for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP

Parsippany, New Jersey
February 25, 2000